                                                                    Exhibit 99.2

                      ONVIA.COM, INC. AND SUBSIDIARIES
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 2000
                                (in thousands)

                                                                                                Pro Forma
                                                           Onvia.com, Inc.     Globe-1         Adjustments     Pro Forma
                                                         -----------------  -------------    --------------   -------------
Assets
Current assets
     Cash and cash equivalents                                 $ 139,419         $ 3,324                         $ 142,743
     Short-term investments                                       69,800                                            69,800
     Accounts receivable, net                                      3,704             139                             3,961
     Inventory                                                     3,607                                             3,607
     Prepaid expenses and other current assets                     7,906             118                             7,906
                                                         ---------------    ------------                     -------------
          Total current assets                                   224,436           3,581                           228,017

Property and equipment, net                                       13,522             653                            14,175
Goodwill                                                                                         $ 21,382           21,382
Other assets, net                                                  8,700               7                             8,707

                                                         ---------------    ------------     ------------    -------------
          Total assets                                         $ 246,658         $ 4,241         $ 21,382        $ 272,281
                                                         ===============    ============     ============    =============

Liabilities and Stockholders' Equity
Current liabilities
     Accounts payable                                          $  14,121         $    63                         $  14,184
     Accrued expenses and other                                   20,133             166                            20,299
     Current portion of long-term debt                             3,794                                             3,794
                                                         ---------------    ------------                     -------------
          Total current liabilities                               38,048             229                            38,277

Long-term debt                                                     3,502                                             3,502

                                                         ---------------    ------------                     -------------
          Total liabilities                                       41,550             229                            41,779

Stockholders' equity
     Common stock and additional paid in capital                 338,914           1,890         $ 23,504          364,308
     Unearned stock compensation                                 (15,177)                                          (15,177)
     Preferred stock                                                               3,742           (3,742)
     Accumulated deficit                                        (118,629)         (1,620)           1,620         (118,629)
                                                         ---------------    ------------     ------------    -------------
          Total stockholders' equity                             205,108           4,012           21,382          230,502

                                                         ---------------    ------------     ------------    -------------
Total liabilities and equity                                   $ 246,658         $ 4,241         $ 21,382        $ 272,281
                                                         ===============    ============     ============    =============


     See notes to the pro forma financial statements.

                       ONVIA.COM, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR SIX MONTHS ENDED JUNE 30, 2000
                     (in thousands, except per share data)

                                                                                                  Pro Forma
                                                          Onvia.com, Inc.        Globe-1         Adjustments         Pro Forma
                                                        ------------------   --------------    ---------------   ---------------
Revenue                                                 $         50,762     $         339                       $       51,101
Cost of goods sold                                                56,532                90                               56,622
                                                        ----------------     -------------                       --------------
     Gross margin                                                 (5,770)              249                               (5,521)

Operating Expenses

     Sales and marketing                                          37,967               314                               38,281
     Technology and development                                   10,639                38                               10,677
     General and administrative                                    5,962               149                                6,111
     Goodwill amortization                                                                     $        3,564             3,564
     Noncash stock-based compensation                              4,740               814                                5,554
                                                        ----------------     --------------    --------------    --------------
          Total operating expenses                                59,308             1,315              3,564            64,187

                                                        ----------------     --------------    --------------    --------------
Loss from operations                                             (65,078)           (1,066)            (3,564)          (69,708)

Interest income, net                                               4,235                41                                4,276

                                                        ----------------     -------------     --------------    --------------
Net loss                                                         (60,843)           (1,025)            (3,564)          (65,432)
Reduction of beneficial conversion feature                           287                                                    287
                                                        ----------------     -------------     --------------    --------------
Net loss attributable to common shareholders            $        (60,556)    $      (1,025)    $       (3,564)   $      (65,145)
                                                        ================     =============     ==============    ==============

Basic and diluted net loss per common shareholders      $          (1.11)                                        $        (1.14)
                                                        ================                                         ==============

Basic and diluted weighted average shares outstanding             54,608                                2,352            56,960
                                                        ================                       ==============    ==============

     See notes to the pro forma financial statements.

                       ONVIA.COM, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR YEAR ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                                                                                     Pro Forma
                                                               Onvia.com, Inc.      Globe-1           Adjustments      Pro Forma
                                                            -------------------  --------------    ---------------   --------------
Revenue                                                            $  27,177            $  360                           $  27,537
Cost of goods sold                                                    31,574                77                              31,651
                                                            -----------------    --------------                      --------------
     Gross margin                                                     (4,397)              283                              (4,114)

Operating expenses
     Sales and marketing                                              16,286               155                              16,441
     Technology and development                                        7,444                                                 7,444
     General and administrative                                        4,235               106                               4,341
     Goodwill amortization                                                                              $  7,127             7,127
     Noncash stock-based compensation                                 10,463               134                              10,597
                                                            -----------------    --------------    --------------    --------------
          Total operating expenses                                    38,428               395             7,127            45,950

                                                            -----------------    --------------    --------------    --------------
Loss from operations                                                 (42,825)             (112)           (7,127)          (50,064)

Interest expense, net                                                   (541)               (3)                               (544)

                                                            -----------------    --------------    --------------    --------------
Net loss                                                             (43,366)             (115)           (7,127)          (50,608)
Beneficial conversion feature                                        (14,008)                                              (14,008)
                                                            -----------------    --------------    --------------    --------------
Net loss attributable to common shareholders                       $ (57,374)           $ (115)         $ (7,127)        $ (64,616)
                                                            =================    ==============    ==============    ==============

Basic and diluted net loss per common shareholders                 $   (4.59)                                            $   (4.35)
                                                            =================                                        ==============

Basic and diluted weighted average shares outstanding                 12,508                               2,352            14,860
                                                            =================                      ==============    ==============

     See notes to the pro forma financial statements.

                        ONVIA.COM, INC. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   General

    The unaudited pro forma statements of operations for the year ended December 31, 1999 and the six month period ended June 30, 2000 have been prepared as if the merger between Onvia.com, Inc. (the Company) and Globe-1, Inc. had occurred as of the beginning of the periods presented. The unaudited pro forma balance sheet has been prepared to reflect the merger on June 30, 2000.

2.   Basis of Presentation

    These unaudited pro forma financial statements are based on estimates and assumptions. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined entity or indicative of future periods' results of operations that actually would have been realized had the entities been a single entity during these periods.

3.   Pro Forma Loss Per Share

    The pro forma basic net loss per share is based on the combined weighted average number of shares of the Company's common stock outstanding during the period and the number of shares of the Company's common stock issued in the exchange. Historical basic and diluted earnings per share are calculated using the weighted average shares of common stock outstanding, reduced for shares subject to repurchase by the Company. For the year ended December 31, 1999 and the six months ended June 30, 2000, the effects of stock options, warrants and nonvested common stock are excluded from the calculation of diluted net loss per share, as they would be anti-dilutive.

4.   Pro Forma Adjustments

    The purchase price was calculated based upon the average common stock value at the announcement of the merger. To consummate the transaction, the Company issued 2,351,705 shares of the Company's common stock, assumed all of the outstanding options and warrants of Globe-1, and incurred approximately $200,000 of transaction costs; this consideration has an aggregate value of $24.8 million.

    The $21.4 million excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the merger was recorded as goodwill. The purchase price allocation is based on management's estimates of the fair value of the net tangible and intangible assets. The book value of the tangible assets acquired and liabilities approximate fair value. The estimated useful life of the goodwill is 3 years.